AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1998


                      REGISTRATION STATEMENT NO. 333-65319

                             WASHINGTON, D. C. 20549



                    FORM SB-2 POST-EFFECTIVE AMENDMENT NO. 1



                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                THE MURDOCK GROUP CAREER SATISFACTION CORPORATION

                 (Name of small business issuer in its charter)


          UTAH                                                    736104
(State or other jurisdiction of                             (Primary Standard
incorporation or organization)                            Industrial ID number)

                                   87-0562244
                    (IRS Employer Classification Code Number)

     5295 SOUTH COMMERCE DRIVE, SUITE 300,SALT LAKE CITY,UTAH 84107 / (801)
          268-3232 (Address and telephone number of principal executive offices and principal place of business)

              KC HOLMES, CEO, 5295 SOUTH COMMERCE DRIVE, SUITE 300,
                 SALT LAKE CITY, UTAH 84107 / TEL (801) 268-3232
           (Name, address, and telephone number of agent for service)

                                   Copies to:
                         STANFORD SMITH, GENERAL COUNSEL
                      5295 SOUTH COMMERCE DRIVE, SUITE 300,
                 SALT LAKE CITY, UTAH 84107 / TEL (801) 263-5103


        Approximate date of commencement of proposed sale to the public:
                      Declared effective January 28, 1999.

Participating broker-dealer: Wilson-Davis & Company, Inc., 39 West Market Street, 3rd Floor, Salt Lake City, Utah 84101, Telephone (801) 532-1313



                                Table Of Contents

Offering Overview ....................................................1

Risk Factors .........................................................3

Use of Proceeds .....................................................12

Capitalization ......................................................13

Management's Discussion and Analysis of
Financial Condition and Results of Operations .......................14

The Company..........................................................17

Business Operations..................................................17

Management...........................................................23

The Shares...........................................................27

The Bonds............................................................29

Plan of Distribution.................................................30

Experts  ............................................................32

Additional Information...............................................32

Financial Statements.................................................33

Subscription Agreement...............................................58


Until October 22, 1999, all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                   Signatures


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 3 to its registration statement to be signed on its behalf by the undersigned, in the Salt Lake City, Utah.

The Murdock Group Career Satisfaction Corporation                 April 15, 1999

/s/ KC Holmes
------------------------------------------------
KC Holmes,  Chief Executive  Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated.

/s/ KC Holmes
------------------------------------------------
KC  Holmes, Director, Chief Executive Officer                     April 15, 1999


/s/ Heather J. Stone
------------------------------------------------
Heather J. Stone, Director, Chairman, President,
Secretary, Principal Financial Officer                            April 15, 1999